UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________

FORM 8-A/A
(Amendment No. 3)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Electronic Clearing House, Inc.
(Exact name of registrant as specified in its charter)

Nevada	93-0946274
(State of incorporation or organization)	(IRS Employer Identification No.)

730 Paseo Camarillo
Camarillo, California	93010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	Not applicable	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights	Nasdaq Capital Market

Item 1.                  Description of Registrant’s Securities to be Registered.

On December 19, 2007, Electronic Clearing House, Inc. (“ECHO”) and OTR, Inc., an Oregon corporation (the “Rights Agent”) entered into Amendment Number Four to Amended and Restated Rights Agreement (the “Fourth Amendment”).  The Fourth Amendment amends the Amended and Restated Rights Agreement (the “Amended Agreement”) dated January 29, 2003 by and between ECHO and the Rights Agent, as amended by Amendment Number One to Amended and Restated Rights Agreement (“First Amendment”) dated September 27, 2004, Amendment Number Two to Amended and Restated Rights Agreement (“Second Amendment”) dated December 14, 2006, and Amendment Number Three to Amended and Restated Rights Agreement (“Third Amendment”) dated April 24, 2007.

Pursuant to the Amended Agreement, as amended, the Board of Directors of ECHO authorized, declared and distributed, on each of September 30, 1996 and January 29, 2003, respectively, a dividend of one preferred share purchase right (the “Rights”) for each share of Common Stock of ECHO outstanding at each of those dates.  The Rights declared on September 30, 1996 expired on September 30, 2006.

In connection with the transactions contemplated by that certain Agreement and Plan of Merger dated December 19, 2007 ("Merger Agreement"), by and among Intuit Inc. ("Intuit"), Elan Acquisition Corporation, and ECHO, ECHO entered into the Fourth Amendment to (i) revise the definition of “Acquiring Person” to exempt Intuit and Elan Acquisition Corporation, its wholly-owned merger subsidiary, therefrom, and (ii) amend specified provisions of the Amended Agreement so that they would not be affected by the transactions contemplated by the Merger Agreement, as described above.

A copy of the Amended Agreement may be found as an exhibit to ECHO’s amended Form 8-A, filed with the Securities and Exchange Commission on February 10, 2003.  A copy of the First Amendment may be found as an exhibit to ECHO’s Form 8-K, filed with the Securities and Exchange Commission on September 30, 2004.  A copy of the Second Amendment may be found as Exhibit 4.3 to ECHO’s Form 8-K, filed with the Securities and Exchange Commission on December 14, 2006.  A copy of the Third Amendment may be found as Exhibit 4.3 to ECHO’s Form 8-K, filed with the Securities and Exchange Commission on April 26, 2007.  A copy of the Fourth Amendment may be found as Exhibit 4.5 to ECHO’s Form 8-K, filed with the Securities and Exchange Commission on December 19, 2007.

Item 2.                  Exhibits.

Exhibit                  Document

4.1
Amended and Restated Rights Agreement dated as of January 29, 2003, by and between Electronic Clearing House, Inc. and OTR, Inc., as Rights Agent, including the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, the Form of Rights Certificate, and the Summary of Rights to Purchase Preferred Shares, attached thereto as Exhibits A, B and C, respectively. (1)

4.2	Amendment Number One to Amended and Restated Rights Agreement dated as of September 27, 2004, by and between Electronic Clearing House, Inc. and OTR, Inc. (2)

4.3	Amendment Number Two to Amended and Restated Rights Agreement dated as of December 14, 2006, by and between Electronic Clearing House, Inc. and OTR, Inc. (3)

4.4	Amendment Number Three to Amended and Restated Rights Agreement dated as of April 24, 2007, by and between Electronic Clearing House, Inc. and OTR, Inc. (4)

4.5	Amendment Number Four to Amended and Restated Rights Agreement dated as of December 19, 2007, by and between Electronic Clearing House, Inc. and OTR, Inc. (5)

(1)	Filed as an exhibit to Electronic Clearing House, Inc’s amended Form 8-A filed with the Securities and Exchange Commission on February 10, 2003 and incorporated herein by reference.

(2)	Filed as an exhibit to Electronic Clearing House, Inc’s Form 8-K filed with the Securities and Exchange Commission on September 30, 2004 and incorporated herein by reference.

(3)	Filed as an exhibit to Electronic Clearing House, Inc’s Form 8-K filed with the Securities and Exchange Commission on December 14, 2006 and incorporated herein by reference.

(4)	Filed as an exhibit to Electronic Clearing House, Inc’s Form 8-K filed with the Securities and Exchange Commission on April 26, 2007 and incorporated herein by reference.

(5)	Filed as an exhibit to Electronic Clearing House, Inc’s Form 8-K filed with the Securities and Exchange Commission on December 20, 2007 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ELECTRONIC CLEARING HOUSE, INC.
(Registrant)

Dated: December 19, 2007	By:	/s/ Alice Cheung
Alice Cheung
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit                  Document

4.1
Amended and Restated Rights Agreement dated as of January 29, 2003, by and between Electronic Clearing House, Inc. and OTR, Inc., as Rights Agent, including the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, the Form of Rights Certificate, and the Summary of Rights to Purchase Preferred Shares, attached thereto as Exhibits A, B and C, respectively. (1)

4.2	Amendment Number One to Amended and Restated Rights Agreement dated as of September 27, 2004, by and between Electronic Clearing House, Inc. and OTR, Inc. (2)

4.3	Amendment Number Two to Amended and Restated Rights Agreement dated as of December 14, 2006, by and between Electronic Clearing House, Inc. and OTR, Inc. (3)

4.4	Amendment Number Three to Amended and Restated Rights Agreement dated as of April 24, 2007, by and between Electronic Clearing House, Inc. and OTR, Inc. (4)

4.5	Amendment Number Four to Amended and Restated Rights Agreement dated as of December 19, 2007, by and between Electronic Clearing House, Inc. and OTR, Inc. (5)

(1)	Filed as an exhibit to Electronic Clearing House, Inc’s amended Form 8-A filed with the Securities and Exchange Commission on February 10, 2003 and incorporated herein by reference.

(2)	Filed as an exhibit to Electronic Clearing House, Inc’s Form 8-K filed with the Securities and Exchange Commission on September 30, 2004 and incorporated herein by reference.

(3)	Filed as an exhibit to Electronic Clearing House, Inc’s Form 8-K filed with the Securities and Exchange Commission on December 14, 2006 and incorporated herein by reference.

(4)	Filed as an exhibit to Electronic Clearing House, Inc’s Form 8-K filed with the Securities and Exchange Commission on April 26, 2007 and incorporated herein by reference.

(5)	Filed as an exhibit to Electronic Clearing House, Inc’s Form 8-K filed with the Securities and Exchange Commission on December 20, 2007 and incorporated herein by reference.